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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-85034 and 333-54336) and S-8 (No. 333-26127,
333-57835, 333-49142 and 333-72970) of Applied Imaging Corp. of our report dated February 1, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP


San Jose, CA

October 3, 2002